Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of Nexvet Biopharma public limited company of our report dated September 4, 2014 (except for Notes 1 and 16, as to which the date is December 30, 2014) relating to the consolidated financial statements of Nexvet Biopharma public limited company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Melbourne, Australia

January 29, 2015